SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	May 15, 2008
MRU Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
001-33073	33-0954381
(Commission File Number)	(I.R.S. Employer Identification No.)
590 Madison Avenue, 13th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)
(212) 398-1780
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2008, the board of directors (the “Board”) of MRU Holdings, Inc. (the “Company”) appointed Jonathan Coblentz, age 37, as the Company’s Chief Financial Officer, effective as of May 16, 2008 (the “Appointment”).  Pursuant to the Appointment, Mr. Coblentz will serve as the Company’s principal financial and accounting officer.  Mr. Coblentz will continue to serve as Treasurer of the Company.  Prior to the Appointment, Mr. Coblentz served as the Company’s Treasurer and Head of Capital Markets.

  Prior to joining the Company in April 2007, Mr. Coblentz worked in the structured finance group at Fortress Investment Group (“Fortress”), sourcing and analyzing investment opportunities in consumer and commercial finance and the insurance industry. Prior to joining Fortress in 2004, Mr. Coblentz worked at Goldman Sachs & Co., initially as an asset-backed banker and then later in the firm’s Principal Finance group.  Mr. Coblentz graduated summa cum laude from Yale University in 1992, receiving a B.S. in Applied Mathematics with a concentration in Economics.

Mr. Coblentz’s annual base salary is $215,000.  In addition, Mr. Coblentz is eligible to receive a performance-based cash bonus award each year as determined by the compensation committee of the Board.

On May 15, 2008, in connection with the Appointment, the Board determined that Vishal Garg would serve as co-President of the Company along with Raza Khan, effective as of May 16, 2008.  Mr. Garg will continue to act as Secretary of the Company, but will no longer serve as the Company’s Chief Financial Officer.  None of the terms of Mr. Garg’s employment with the Company, as previously disclosed in the Company’s filings with the Securities and Exchange Commission, were amended or otherwise changed.

Item 8.01    Other Events.

On May 15, 2008, the Company filed its quarterly report on Form 10-Q for the quarterly period ended March 31, 2008 (the “10-Q”). The Company has discovered that the 10-Q contained an inadvertent typographical error.  The consolidated balance sheet on page 3 of the 10-Q indicated that there were 20,000,000 shares of the Company’s common stock (the “Common Stock”) currently authorized when in fact pursuant to the Company’s charter and as disclosed in the related note (Note 7 – Stockholders’ Equity), there are 200,000,000 shares of Common Stock authorized.

Item 9.01    Financial Statements and Exhibits.

     (d)           Exhibits.

Exhibit No.	Description

99.1	Press release dated May 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRU HOLDINGS, INC.

May 21, 2008	By:	/s/ Yariv Katz
		Name:	Yariv Katz
		Title:	Vice President and General Counsel